Exhibit 99.1

Item 14.    Other Expenses of Issuance and Distribution

The expenses to be paid by Emeritus Corporation (the "Company") in connection with the issuance and distribution of 11,000,000 shares of the Company's common stock, par value $0.0001 per share ("Common Stock"), being offered pursuant to the registration statement on Form S-3, File No. 333-141801 (the "Registration Statement") and a prospectus supplement to be filed June 28, 2007 (the "Prospectus Supplement"), other than underwriting discounts and commissions, are set forth in the following table.  All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC registration fee (1)	$17,540
Listing fees	45,000
Blue Sky fees and expenses	5,000
Printing and engraving expenses	150,000
Legal fees and expenses	400,000
Accounting fees and expenses	250,000
Trustee fees and expenses	--
Rating agency fees	--
Transfer agent and registrar fees	5,000
Miscellaneous	127,460
Total	$1,000,000

(1)	$12,614 of the SEC registration fee has been paid by the Company in connection with the filing of the Registration Statement on April 2, 2007, and the remaining amount of the SEC registration fee.